UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2012

Stakool, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-24723	88-0393257
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8640 Philips Highway, Suite 5 Jacksonville, Florida 32256
(Address of Principal Executive Offices)

(904) 425-1209
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 31, 2012 (the “Effective Date”), Stakool, Inc., a Nevada corporation (the “Company”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with its Chief Executive Officer, Mr. Peter Hellwig, pursuant to which Mr. Hellwig was issued (i) two billion (2,000,000,000) shares of the Company’s common stock, par value 0.00001 (the “Common Stock”) and (ii) one (1) share of the Company’s Series B Preferred Stock (as defined below), in each case, as partial consideration for services rendered to the Company.

The foregoing description of the Stock Purchase Agreement is not intended to be complete and is qualified in its entirety by the complete text of the Form of Stock Purchase Agreement.

Item 3.02  Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated by reference into this Item 3.02.

The Company claims an exemption from the registration requirements of the Act for the private placement of the securities referenced herein pursuant to Section 4(2) of the Securities Act of 1933, as amended and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, no advertising or general solicitation was employed in offering, the Company did not undertake an offering in which it sold a high number of securities to a high number of investors, the investors were accredited investors and/or qualified institutional buyers, the investors had access to information about us and their investment, the investors took the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

Item 3.03 Material Modification of Rights of Securities Holders.

On July 23, 2012, the Company filed a Certificate of Designation with the Secretary of State of the State of Nevada pursuant to which the Company set forth the designation, powers, rights, privileges, preferences and restrictions of both Series A Preferred Stock and Series B Preferred Stock.  On August 28, 2012, the Company filed a Certificate of Correction with the State of Nevada in order to re-name the “Series A Preferred Stock” and “Series B Preferred Stock” to “Series B Preferred Stock” and “Series C Preferred Stock”, respectively.

Among other things, each one share of Series B Preferred Stock shall be convertible into the number of shares of Common Stock equal to four times the sum of (i) that certain number of shares of the Company’s Common Stock which are outstanding at the time of conversion, plus (ii) the total number of shares of Series B Preferred Stock and Series C Preferred Stock which are issued and outstanding at the time of conversion .

Each share of Series C Preferred Stock shall be convertible, at any time, and/or from time to time, into that certain number of shares of the Corporation’s Common Stock, equal to the price of the Series C Preferred Stock, divided by the par value of the Common Stock, subject to adjustment as may be determined by the Board from time to time (the “Conversion Rate”).  For the purposes of illustration, assuming a $2.50 price per share of Series C Preferred Stock and a par value of 0.00001 per share of Common Stock, each share of Series C Preferred Stock would be convertible into 250,000 shares of Common Stock.  Each one share of Series C Preferred Stock has the equivalent of 10 votes per share.

The above description of the Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to Exhibit 4.1 filed herein.

Item 5.01 Changes in Control of Registrant.

The information set forth under Item 1.01 is incorporated by reference into this Item 5.01.

Upon consummation of the Stock Purchase Agreement, Mr. Hellwig owns approximately 94.9% of the Company’s outstanding common stock.  Mr. Hellwig effectively assumed control of the Company from Clinton Hall, LLC and its managing member Leonard Gotshalk.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 3.03 is incorporated by reference into this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Certificate of Designation Filed July 23, 2012 *

4.2	Certificate of Correction Filed August 28, 2012*

*Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAKOOL, INC.

Date: August 31, 2012	By:	/s/ Peter Hellwig
Name: Peter Hellwig
Title: Chief Executive Officer/President